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                                                                   EXHIBIT 10.13


                             SUPPLEMENTAL AGREEMENT

        This Supplemental Agreement ("Agreement") made and entered this 24th day of December, 1997 by and between Brokerage Services, Inc., a New Mexico corporation with its principal place of business located at 11200 Lomas Blvd., N.E., Albuquerque, New Mexico 87112 (hereinafter "BSI"), and MPOWER Solutions, Inc., a Delaware corporation with its principal place of business located at 2305 Renard Place, S.E., Albuquerque, New Mexico 87106 (hereinafter "MPOWER").

        WHEREAS BSI and MPOWER have entered into a Processing and Services Agreement dated January 1, 1997, as well as one or more addenda to such agreement ("Prior Agreement"); and

        WHEREAS BSI and MPOWER wish to clarify, mend, and supplement that Prior Agreement as provided herein;

        NOW THEREFORE it is agreed as follows:

        1. HUBLINK CONTINGENCY. MPOWER has specified HUBLINK as the electronic data interchange software engine (EDI Engine) to be utilized in conjunction with the MPOWER system to be utilized by BSI. Until such time as BSI has paid to MPOWER in full its Initial License Fee for the MPOWER Software and the sub-license fee for the HUBLINK software, then the event HUBLINK becomes subject to any bankruptcy, insolvency, liquidation or other similar proceedings which are not dismissed within 60 days after commencement, or withdraws support of the EDI Engine without an entity to assume such support obligations, or should the HUBLINK EDI Engine prove to be inappropriate or inadequate software for the MPOWER system utilized by BSI, then in any of such events MPOWER shall either
(i) provide at its own cost a replacement EDI Engine software package acceptable to BSI, or (ii) remove such HUBLINK software and refund all fees paid by BSI with respect to such HUBLINK software.

        2. SOURCE CODE ESCROW. In the event that MPOWER becomes subject to any bankruptcy, insolvency, liquidation or other similar proceedings which are not dismissed within 60 days after commencement, or in the event that MPOWER ceases to provide support reasonably acceptable to BSI for a current release of the MPOWER software, or for such earlier releases for which MPOWER in the Prior Agreement has committed to provide support to BSI, and MPOWER has not assigned its rights and obligations to another entity reasonably acceptable to BSI which has agreed to provide such support to BSI, then BSI shall have access to and shall be granted without any further cost to BSI a perpetual, fully paid up, non-exclusive license to the source code of the current release, (and the current release used by BSI, if different) of the MPOWER Software to use the source code and the MPOWER Software for its own use, as defined in the Prior Agreement, and not for relicense or to create derivative works for relicense, and BSI shall be considered to have exercised and to have satisfied its payment obligations for the Source Code Buyout Option. BSI access shall be through Norwest Bank New Mexico, N.A. as escrow agent. The escrow account shall be established on or before December 29, 1997. In addition to the source code, there shall also be escrowed all MPOWER documentation related to the software procedures manual, system

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restoration procedure, and disaster recovery system, and in any of the events specified above BSI shall also have access and be granted all necessary rights to utilize such information without further cost or payment.

        3. BSI DATA ESCROW. MPOWER acknowledges that the data used on the MPOWER System by BSI is the property of BSI. MPOWER routinely provides backup tapes of this data and deposits such backups in backup storage. MPOWER agrees to instruct its backup storage agent, who may change from time to time to another agent reasonably acceptable to BSI, to release such data to BSI at any time, as it is the property of BSI in custody with MPOWER. Should MPOWER elect to change the data escrow company, MPOWER will promptly notify BSI as to the name and address of the new company.

        4. ONSITE PROCESSING. Anytime after October 1, 1998, upon 90 days prior written notice, BSI shall have the fight and option to cancel the Remote Processing. Services being provided by MPOWER and to transfer the processing of the MPOWER Software to BSI Premises under BSI direction (the "Onsite Processing Option"). The license fee, maintenance charges, and other charges, to be paid by BSI to MPOWER in such event shall be as set forth in Exhibit A hereto. Additionally, BSI shall have the right and option to acquire the RISC/6000 Model J50 computer utilized by MPOWER in processing BSI data at such point (acquisition price for the RISC/6000 is set forth in Exhibit A), or alternatively, to acquire another computer on which to run the MPOWER system on the BSI premises.

        5. NOTICES. Notice under this Agreement shall be in writing and shall be effective when actually delivered. If mailed, notice shall be deemed effective 48 hours after mailing as registered or certified mail, postage prepaid, directed to the other party at the address set forth above or such other address as the party may indicate by written notice to the other.

        6. SURVIVAL. Any of the terms and covenants contained in this Agreement which require the performance of either party after the termination shall survive the termination.

        7. WAIVER. Failure of either party at any time to require performance of any provision of this Agreement shall not limit the party's right to enforce the provision, nor shall any waiver of any breach of any provision be a waiver of any succeeding breach of any provision or a waiver of the provision itself for any other provision.

        8. ASSIGNMENT. Except as otherwise provided with. this Supplemental Agreement, the assignment and transfer provisions of Section 17.6 of the Prior Agreement shall apply as well to this Supplemental Agreement.

        9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Mexico without references to principles of conflicts of law.

        10. PREVAILING PARTY CLAUSE. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that

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the prevailing party shall be entitled to reasonable attorneys fees and costs to be fixed by the mediator, arbitrator, and/or court.

        11. FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

        12. GOOD FAITH. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are mutual and dependent.

        13. SAVINGS PROVISION. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

        14. DEFINITIONS INCORPORATED FROM PRIOR AGREEMENT. Any of the capitalized terms or definitions used in this Agreement that are not specifically defined in this Agreement shall have the meaning assigned to them in the Prior Agreement.

        15. PAYMENTS DETAILED ON EXHIBIT A. The payment schedule in Exhibit A hereto redistributes the Fees agreed to in the Addendum to Processing and Services Agreement, dated July 25, 1997 (the "Addendum"), which Addendum is part of the Prior Agreement. Such redistribution takes into account the change in timing for the use by BSI of the MPOWER Software license on the RISC/6000 environment and the potential exercise of the Onsite Processing Option. Any other Fees outlined in the Prior Agreement, not affected by this redistribution remain in full force and effect. If the Onsite Processing Option is not exercised on October 1, 1998, then the prior payment terms remain in effect. If the Onsite Processing Option is exercised after October 1, 1998, then the One-time Cash Payment for the RISC/6000 shall be reduced by [*] ([*]) of $[*] for each month that such exercise is postponed.

        16. NEW MEXICO MEDIATION\ARBITRATION. If either party believes that a controversy or claim arising out of this Agreement cannot be settled informally by the parties, either party may invoke this Section, in which case the controversy or claim shall be settled by mediation in Bernalillo County, New Mexico. Within ten (10) days after written request for mediation shall be made by a party on one side to the party on the other, the parties shall jointly select a mediator. If the parties are unable to agree upon a mediator, then each party shall designate a representative who shall, with the representative designated by the other party, select a mediator. The mediator shall hear and attempt to resolve the dispute. The hearing on the dispute shall be held no later than thirty (30) days after the request for appointment of a mediator. Whenever any action is required to be taken under this Agreement within a specified period of time and the taking of such action is materially affected by a matter submitted to mediation, such period shall automatically be extended by ten (10) days plus the number of days that are taken for the determination of the matter by mediation.

* Confidential Treatment Requested
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        If any controversy or claim arising out of this Agreement cannot be settled by the parties through mediation as provided in this Section within forty five (45) days after the request for mediation, the controversy or claim shall be settled by arbitration in Bernalillo County, New Mexico. Within twenty
(20) days after written request for arbitration shall be made by a party on one side to the party on the other, the parties shall jointly select an arbitrator. If the parties are unable to agree upon an arbitrator, an arbitrator shall be appointed as provided in the New Mexico Uniform Arbitration Act. The arbitrator shall hear and decide the dispute, adhering to the New Mexico Uniform Arbitration Act. The hearing on the dispute shall be held no later than sixty
(60) days after the request for appointment of an arbitrator. Any award made by a majority of such arbitrators shall be final, binding, and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof. Whenever any action is required to be taken under this Agreement within a specified period of time and the taking of such action is materially affected by a matter submitted to arbitration, such period shall automatically be extended by ten (10) days plus the number of days that are taken for the determination of the matter by mediation.

                                            BROKERAGE SERVICES, INC.


                                            By: /s/ James L. Healy
                                               ---------------------------------
                                               President


                                               MPOWER

                                            By: /s/ William F. Reilly
                                               ---------------------------------
                                               Vice Chairman

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                                    EXHIBIT A

PAYMENT TERMS: [*] - CONVERSION ACCEPTANCE (EST. [*])

1.      Current Remote Processing Fees as defined in the Prior Agreement.

2.      Service and Equipment Fees - $[*]

3.      PC and Network Setup Fees - $[*]


PAYMENT TERMS: CONVERSION ACCEPTANCE (EST. [*]) - [*]

1.      License and other fees
        - License - $[*]
        - Implementation Support
        - $[*]
        - HUBLINK - $[*]
        - HUBLINK Maintenance - $[*]
        - PC and Network Setup Fee - $[*]

2.      Monthly Support Fee - $[*]

3.      Service Equipment Fees - $[*]


PAYMENT TERMS: [*] - [*]

1.      License and other fees
        - License- $[*]
        - Implementation Support - $[*]
        - HUBLINK - $[*]
        - HUBLINK Maintenance - $[*]
        - PC and Network Set-Up Fee - $[*]

2.      Service and Equipment Fees - $[*]

3.      One-time Cash Payment Risc/6000 - [*]


PAYMENT TERMS: [*] - [*]

1.      License and other fees
        - License - $[*]
        - Implementation Support - $[*]
        - HUBLINK - $[*]
        - HUBLINK Maintenance - $[*]
        - PC and Network Set-Up Fee - $[*]

* Confidential Treatment Requested

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2.      Service and Equipment Fees - $[*]

3.      MPOWER Annual Maintenance Fee - $[*]


PAYMENT TERMS: [*] - [*]

1.      License and other fees
        - License-$[*]
        - Implementation Support - $[*]
        - HUBLINK - $[*]
        - HUBLINK Maintenance - $[*]

2.      MPOWER Annual Maintenance Fee - $[*]

* Confidential Treatment Requested